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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 333-83509) of Tellabs, Inc. of our reports dated January 20, 1999, with respect to the consolidated financial statements of Tellabs, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended January 1, 1999 and related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP
Chicago, Illinois
September 15, 1999